SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of December 4, 2000 set forth below (this "Agreement"), is entered into by and between 3DSHOPPING.COM a California corporation, with headquarters located at 308 Washington Boulevard, Marina del Rey, CA 90292 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series A Convertible Preferred Stock, having a stated value of $1000 per share, of the Company (the "Convertible Preferred Stock") which will be convertible into shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a.       Purchase; Certain Definitions.

                  (i) The undersigned hereby agrees to purchase at the Purchase Price from the Company Convertible Preferred Stock having a stated value in the amount set forth on the Buyer's signature page of this Agreement (the "Preferred Stock," which term includes the Initial Preferred Stock and the Additional Preferred Stock, as defined below), out of a total offering of such Convertible Preferred Stock having a stated value of $6,000,000, and having the terms and conditions set forth in the Statement of Designations of the Series A Convertible Preferred Stock of the Company attached hereto as Annex I (the "Certificate of Designations").

                     (ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Buyer will purchase (x) Convertible Preferred Stock having a stated value of $1,500,000 multiplied by the Buyer's Allocable Share (the "Initial Preferred Stock") on the Initial Closing Date (as defined below), (y) Convertible Preferred Stock having a stated value of $2,500,000 of the Preferred Stock (the "First Additional Preferred Stock") on the First Additional Closing Date (as defined below) and (Z) the balance of Convertible Preferred Stock having a stated value of up to $2,000,000 of the Preferred Stock ("Second Additional Preferred Stock") on the Second Additional Closing Date (as defined below) determined as follows: if (a) the Capitalization Rate of the Company falls below $35,000,000 at any time during the period between the Effective Date and the Second Additional Closing Date then the stated value of the Second Additional Preferred Stock to be purchased shall equal $1,000,000; and (b) the Capitalization Rate of the Company is above $35,000,000 during the period between the Effective Date and the Second Additional Closing Date then, at the option of the holder, the stated value of the Second Additional Preferred Stock to be purchased may be increased up to $2,000,000.

                  (iii) The purchase price to be paid by the Buyer shall be equal to the amount set forth on the Buyer's signature page of this Agreement, and shall be payable in United States Dollars.

                  b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Additional Preferred Stock" means the "First Additional Preferred Stock" and "Second Additional Preferred Stock".

                  (ii) "Buyer's Allocable Share" means the fraction of which the numerator is the stated value of the Buyer's Preferred Stock specified on the Buyer's signature page of this Agreement and the denominator is the purchase price.

                (iii) "Capitalization Rate" means the product of the closing bid price of the Common Stock as reported by Bloomberg L.P. ("Closing Bid Price") and the number of shares of Common Stock outstanding held by non-affiliates.

                (iv) "Certificate of Determination" means the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock or in the event that the issuance of the First Additional Preferred Stock or Second Additional Preferred Stock requires the filing of a new series of Preferred Stock pursuant to the provisions hereof, Certificate of Determination means the Certificate filed for such respective series, as the case may be.

                (v) "Closing Date" means the Initial Closing Date or an Additional Closing Date, as the case may be.

                (vi) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

                  (vii) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined herein).

                  (viii) "First Additional Closing Date" means the date of the approval by the shareholders of the Company of the issuance of Common Stock issuable upon conversion of the Preferred Stock in excess of 19.99% of the outstanding shares of Common Stock of the Company..

                  (ix)  "Initial Closing Date" means the date of this Agreement

                  (x) "Issue Date" means respective closing date of each tranche of Series A Preferred Stock.

                  (xi)  "Latest Audited Date" means June 30, 2000.

                  (xii) "Principal Market" means the American Stock Exchange, New York Stock Exchange, Nasdaq National Market or Nasdaq Small Cap Market.

                  (xiii) "Purchase Price" means the purchase price for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be.

                  (xiv) "Second Additional Closing Date" means the later of (i) 45 days after the effectiveness of the first registration statement filed pursuant to the Registration Rights Agreement or (ii) 30 days after the Issue Date of the First Additional Closing Date.

                  (xv) Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

                  (xvi) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

                  (xvii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                  c.       Form of Payment; Delivery of Certificates.

                           (i)  The Buyer shall pay the  Purchase  Price for the
relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

                  (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver one or more certificates representing the Preferred Stock and, if relevant to the transactions to be consummated on that Closing Date, the Warrants to be issued hereunder, each duly executed on behalf of the Company and issued in the name of the Buyer (collectively, the "Certificates") to the Escrow Agent. The Buyer will instruct the Escrow Agent to pay the Purchase Price to the Company on the relevant Closing Date.

                  (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                      Bank of New York
                      350 Fifth Avenue
                      New York, New York 10001

                      ABA#
                      For credit to the account of Krieger & Prager LLP, Esqs. Account No.: [To be provided to the Buyer by Krieger &
                                     Prager LLP]
                      Re:      3Dshopping.Com

                  e. Escrow Property. The Purchase Price delivered to the Escrow Agent as contemplated by Section 1(d) hereof is referred to as the "Escrow Funds." The Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof are referred to as the "Escrow Property."

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Preferred Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including those set forth on Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2000 as amended by the Form 10-K(a) dated October 27, 2000, and (2) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000; (collectively, the "Company's SEC Documents").

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  h. This Agreement and the other Transaction Agreements to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                i. If such Buyer is an individual, such Purchaser is a citizen of the United States and is a resident of the State of New York unless otherwise indicated on the signature pages to this Agreement. If such Purchaser is an entity, such Purchaser's principal place of business is in the State of New York unless otherwise indicated on the signature pages to this Agreement.

                j. Immediately following the Closing, such Buyer will not beneficially own any voting securities of the Company other than the Securities.

                k. Such Buyer does not have any agreements, arrangements or understandings with any other Person (other than with other Purchasers who are affiliates of such Purchaser) with regard to acquiring, holding, voting or disposing of the securities of the Company.

                l. Buyer acknowledges that the Company is disclosing to Buyer non-public information ("Information"). Buyer agrees to hold the Information in confidence and not to release, reproduce, discuss or use the Information without the Company's express written consent.

                m. Buyer agrees that so long as the Company is in compliance in all material respects with its obligations to the Buyer under the Transaction Agreements and so long as the Buyer owns any of the Preferred Stock, neither the Buyer nor any person on behalf of the Buyer shall engage in any open market "Short Sales" (as hereinafter defined) of the Common Stock during any period in the which the conversion price is being computed for purposes of any conversion of Preferred Stock under the Certificate of Determination, other than upon the exercise of any rights to cause the Company to issue shares of Common Stock to the Buyer; provided, however, that unless and until the Company has affirmatively demonstrated by the use of specific evidence that the Buyer is engaging in such open market Short Sales, the Buyer shall be assumed to be in compliance with the provisions of this paragraph and the Company shall remain obligated to fulfill all of its obligations under the Transaction Agreements; and provided, further, that the Company shall under no circumstances be entitled to request or demand that the Buyer affirmatively demonstrate that it has not engaged in any such Short Sales as a condition to the Company's fulfillment of its obligations under any of the Transaction Agreements and shall not assert the Buyer's failure to demonstrate such absence of such Short Sales as a defense to any breach of the Company's obligations under any of the Transaction Agreements. As used herein, "Short Sales" has the meaning provided in Rule 3b-3 under the 1934 Act. Nothing in this Article shall prohibit or limit a sale, including a Short Sale, by the Buyer effected on or after the date on which Buyer gives appropriate notice to the Company entitling the Buyer to receive a number of shares of Common Stock equal to or greater than the number of shares so sold.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Company Disclosure Materials attached hereto as Annex V hereto:

                  a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

                  b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations, financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock and is obligated to file reports pursuant to Section 12 of the 1934 Act. The Common Stock is listed and traded on The American Stock Exchange ("Amex"). The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                  c. Authorized Shares. The authorized capital stock of the Company consists of (i) 10,000,000shares of Common Stock, no par value per share, of which approximately 5,304,164 shares have been issued as of the date hereof and (ii) 5,000,000 shares of Preferred Stock, no par value per share, of which 7,440 have been authorized as Series A Preferred Stock and none have been issued as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Assuming the validity of the agreement of Messrs. Gourley and Gayner not to exercise their options exercisable for 600,000 shares of Common Stock and the Company's agreement set forth herein in paragraph 4j not to issue any additional options or shares, the Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the shares underlying the Securities to be issued on the Initial Closing Date based on the closing bid price of a share of Common Stock on the Principal Market on the day prior to the Initial Closing Date and the Shares underlying the Securities to be issued on Initial Closing Date will have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally and that rights to indemnity may be limited by federal and state securities laws and public policy considerations.

                  e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock subject to the Company obtaining approval of its shareholders to increase its authorized capital and the sale of the Preferred Stock in excess of 19.99% of the outstanding Common Stock of the Company, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, excluding the listing agreement for the Common Stock or (iii) to its knowledge, and assuming compliance with the matters referred to in Section 3(f), any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

                  f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer on the Initial Closing Date as contemplated by this Agreement, except (i) the filing of the Certificate of Determination in accordance with the law of the State of California; (ii) the approval of the terms of the transaction contemplated hereby by Amex and the filing of an additional listing application with the Amex; (iii) any state or federal Securities or blue sky filings; and
(iv) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

                  g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed (or in the case of an amended report, as of the date of the amendment), any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since April 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC (or with or in permitted extension periods).

                  h. Absence of Certain Changes. Since the Last Audited Date, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any significant changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed to the Buyer or its representatives that (i) would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or
(ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including the Certificate of Determination, the "Transaction Agreements").

                  j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, financial condition, or results of operations of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                  k. Absence of Events of Default. Except as set forth in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole.

                  l. Prior Issues. Except as set forth in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. As of the date hereof, the outstanding unconverted principal amount of each convertible security issued by the Company is as set forth in Annex V hereto.

                  m. No Material Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole. To the Company's knowledge event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, financial condition, or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Other than the proposal to increase the Company's authorized capital and to reincorporate in the State of Delaware, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Agreements) which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  n. No Default. Except as provided in the Company's SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since November 1, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. Dilution. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor, in accordance with the terms of the Certificate of Determination and California law, every Notice of Conversion (as defined in the Certificate of Designations) relating to the conversion of the Preferred Stock and every Notice of Exercise Form (as contemplated by the Warrants) relating to the exercise of the Warrants unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  q. Brokers, Finders. Except for payment of fees to H.C. Wainwright (the "Placement Agent"), payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  r. Amendments, Modification or Waivers. The Company shall pay all reasonable fees and expenses incurred by the Buyer in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

                  s. Material Non-public Information. The Company is not in possession of, nor has the Company or its agents disclosed or will disclose to Buyer, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock, and Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Initial Closing Date.

                  d. Filings. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and upon request of Buyer to provide a copy thereof to the Buyer promptly after such filing.

                  (ii) Subject to the conditions of the immediately following sentence, the Company undertakes and agrees to take all steps necessary to have a meeting and vote of the stockholders of the Company no later than the Meeting Date (as defined below) regarding authorization of the Company's issuance of shares of Common Stock to the holders of the Preferred Stock and Warrants of shares of Common Stock which shares are in excess of twenty percent (20%) of the outstanding shares of Common Stock on the date of this Agreement in accordance with the Listing Rules of the Principal Market as may be applicable. The term "Meeting Date" means the date which is the earlier of (x) seventy-five (75) days after the date on which the Company has issued, after the date of this Agreement, shares of Common Stock which, in the aggregate equal or exceed ten percent (10%) of the outstanding shares of Common Stock on the date hereof or
(y) the date on which the Company holds its next regular or special stockholders meeting. The Company will recommend to the stockholders that such authorization be granted and will seek proxies from stockholders not attending the meeting naming a director or officer of the Company as such stockholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. Upon determination that the stockholders have voted in favor of such authorization, the Company shall cause its counsel to issue to the Buyer an opinion (the "Authorization Opinion") that such authorization has been duly adopted by all necessary corporate action of the Company and that the Company will be able to issue, without restriction as to the number of such shares, all shares of Common Stock as may be issuable upon conversion of the Preferred Stock and without any limits imposed by the Cap Regulations (as defined in the Certificate of Determination) adopted on or before and in effect on the date of the Authorization Opinion. The Authorization Opinion shall state that the Buyer may rely thereon in connection with the transactions contemplated by this Agreement and the other Transaction Agreements regarding its holdings of the Debentures.

                  (iii) In furtherance of the provisions of the immediately preceding subparagraph (ii) hereof, the Company (a) commits to using its best efforts to obtain any stockholder authorization contemplated by said subparagraph (ii), and (b) represents to the Buyer that the Company has obtained the binding commitment or proxy (each, a "Principal Voter Proxy") of each Principal Voter (as defined below) that such Principal Voter will vote in favor of any stockholder authorization contemplated by said subparagraph (ii). A "Principal Voter" is a person who meets any one or more of the following criteria: (A) a person who is a director or executive officer of the Company (each, a "Company Principal") and who, directly or indirectly, holds any shares of Common Stock of the Company; (B) a spouse of a Company Principal who resides in the household of the Company Principal (a "Principal's Spouse") and who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent, sibling or child of a Company Principal who resides in the household of a Company Principal or of a Principal's Spouse (each, a "Principal's Relative") and who, directly or indirectly, holds any shares of Common Stock or (D) any other person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal's Spouse or Principal's Relative. The Company will deliver such Principal Voter Proxies to the Buyer or the Buyer's designee on the Initial Closing Date.

                  e. Reporting Status. So long as the Buyer beneficially owns more than one percent (1%) of the outstanding Common Stock of the Company, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The American Stock Exchange or such other exchange or Nasdaq or the Smallcap National Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of its Principal Market.

                  f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes as more specifically set forth in
Schedule 4f hereto, and, unless specifically set forth on Schedule 4f, or consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation (other than majority owned subsidiaries), partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.

                  g. Certain Agreements. (i) The Company covenants and agrees, that it will not, without the prior written consent of the Buyer, enter into

         (x) any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock"), or

         (y) any subsequent offer or contract for an equity line or similar arrangement which contemplates the issuance of New Common Stock with any non-employee third party (a "New Investor"), which New Common Stock is
(a) freely tradeable or (b) will be registered under the Securities Act, on or before two hundred and seventy (270) days after the Effective Date.

         (ii) The provisions of subparagraph (g)(i) will not apply to (w) an underwritten public offering of shares of Common Stock or Preferred Stock; (x) the issuance of securities (other than for cash) in connection with an acquisition, merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; or (y) the Company's issuance of Shares or Convertible Securities in connection with the proposed acquisitions set forth on Schedule 4f hereto or (z) issuances of shares on the exercise or conversion of or in connection with, existing warrants or options.

                  h. Available Shares. After the shareholders of the Company approve an increase to the authorized shares of Common Stock and the Company files an amendment to its Articles of Incorporation increasing the number of its authorized shares the Company will thereafter have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the aggregate of (i) two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Certificate of Determination at the then conversion price or to represent payment of dividends on the Preferred Stock and (ii) the number of shares issuable upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants.

                  i. Warrants. (i) The Company agrees to issue to the Buyer on each Closing Date transferable warrants with a cashless exercise provision (the "Warrants") for the purchase of 100,000 shares of Common Stock for every $1,000,000 of the Preferred Stock purchased on such Closing Date. The Warrants shall bear an exercise price per share equal to 110% of the Closing Price, (as defined in the Certificate of Determination) (subject to adjustment as provided in the Warrant). The Warrants will be exercisable commencing six (6) months after the Initial Closing Date and will expire on the last day of the calendar month in which the fifth anniversary of the Initial Closing Date. The Warrants shall be in the form annexed hereto as Annex VI, together with (x) registration rights as provided in the Registration Rights Agreement and (y) piggy-back registration rights after the effectiveness of the Registration Statement expires, as contemplated by the Registration Rights Agreement.

         (ii) The Warrants will provide that commencing nine (9) months after the Effective Date, if the Closing Bid Price of the Common Stock of the Company, is equal to two hundred seventy five percent (275%) of the exercise price of the Warrants for a period of twenty (20) consecutive trading days then the Company shall have the right to redeem all or any of the then outstanding Warrants held by the Holder, in cash for an amount equal to $0.10 per Warrant, by giving not less than thirty (30) days written notice of such redemption to the Holders of such Warrant.

                  j. Limitation on Issuance of Shares. If applicable to the Company, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the Principal Market. The Company has agreed to take all steps necessary regarding shareholder authorization of an increase in the authorized capital stock of the Company as more fully described in the Certificate of Determination. In addition, the Company agrees that it will not issue any additional shares of Common Stock or securities convertible into Common Stock which would exceed its authorized shares of capital stock.

                  k. Reimbursement. If (i) the Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, or (ii) the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal or state securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Buyer is a named party, the Company will pay to the Buyer reasonable out-of-pocket costs with respect to assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this Section 4(k) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyer and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer and any such affiliate and any such person.

                  l. Right of First Refusal. (i) The Company may during the period commencing on the Effective Date and continuing through and including the date which is one hundred eighty (180) days after the Effective Date offer to enter into any transaction (a "New Transaction") for the sale of New Common Stock to a New Investor which would otherwise be prohibited under Section 4(g)(i) hereof, but only if the average closing bid price for the Common Stock for the twenty (20) trading days ending on the trading immediately before the New Transaction Notice (as defined below) is at least $5.50 per share (adjusted for capital transactions occurring after the Initial Closing Date). Before consummating the New Transaction with a New Investor, the Company shall give written notice (a "New Transaction Notice") to the Buyer summarizing all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

                  (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

                  (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (l) shall apply with respect to such changed terms.

                  (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (l) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal.

                  (v) In the event the New Transaction is consummated with such New Investor at any time prior to the expiration of one hundred eighty (180) days after the Effective Date on terms providing for a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) provided in the Certificate of Determination for determining the Conversion Rate (howsoever defined or computed), the terms of any unissued or unconverted Preferred Stock shall be modified to reduce the relevant Conversion Rate to be equal to that provided in the New Transaction as so consummated.

                  (vi) The provisions of paragraph (4)(l) will not apply to (w) an underwritten public offering of shares of Common Stock or Preferred Stock;
(x) the issuance of securities (other than for cash) in connection with an acquisition, merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; or (y) the Company's issuance of Shares or Convertible Securities in connection with the proposed acquisitions set forth on Schedule 4f hereto or (z) issuances of shares on the exercise or conversion of or in connection with, existing options and warrants.

                  n. Fixed Conversion Price. The parties agree that the "Fixed Conversion Price" (as such term is used in the Certificate of Determination) for the First Additional Preferred Stock and Second Additional Preferred Stock shall mean the Closing Price (as defined in the Certificate of Determination), but in no event less than $1.50 or greater than $3.00 per share. In the event that the "Fixed Conversion Price" for any tranche is different than another tranche as determined in accordance with the foregoing formula or if required by the law of the state of incorporation of the Company, the Board of Directors of the Company will establish a new series of preferred stock with the same rights and preferences as the Series A Preferred Stock except that the Fixed Conversion Price shall be equal to the amount determined in accordance with this paragraph.

                  o. Certificate of Determination. In the event of any inconsistency between the terms of this Agreement or the Certificate of Determination, the provisions of the Certificate of Determination will control.

                  p. Determination of Prices. The parties agree that the determination of any stock prices hereunder or pursuant to the Certificate of Determination shall be as reported by Bloomberg LP.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Preferred Stock in the manner contemplated by the Certificate of Determination.

                  c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Certificate of Determination) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon conversion in accordance with the schedule set forth in the Certificate of Determination.

                  d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted will have the right to require the Company to pay to the Converting Holder the "Buy-In Adjustment Amount" as set forth in the Certificate of Determination.

                  e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  f. If, at any time (i) the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Determination or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), or (ii) any third party who is not and has never been an Affiliate of such holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Preferred Stock into Common Stock, and the Company refuses to honor any such Conversion Notice or Warrant Exercise, then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price equal to the Cap Redemption Amount of the unconverted Preferred Stock held by such holder; provided, however, that the Company shall have a period of sixty (60) days within which to (i) have the lawsuit or proceeding dismissed and honor the Conversion Notice and/or the Warrant Exercise, or (ii) raise the capital required to redeem the Cap Redemption Amount, as the case may be. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise).

                  g. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C.ss.362.

                  h. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                  6. CLOSING.

                  a. The closing for the First and Second Additional Preferred Stock shall be conducted upon the same terms and conditions as set forth in
Section 8.

                  b. Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

                  The Buyer understands that the Company's obligation to sell the relevant Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  a. The Buyer's execution and delivery of this Agreement and the other Transaction Agreements contemplated to be signed by the Buyer;

                  b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the relevant Preferred Stock in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

                  d. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

                  e. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or The American Stock Exchange and trading in securities generally on the NYSE or The American Stock Exchange shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The American Stock Exchange, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Preferred Stock.

                  8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

                  a. The adoption of the Certificate of Determination by all necessary corporate action of the Company and the filing of all filings necessary to effectuate the Certificate of Designations as a part of the charter documents of the Company;

                  b. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                  c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date (except to the extent it relates to a particular date), and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

                  e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

                  f. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained other than the approval of the Principal Market;

                  g. From and after the date hereof to and including such Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the The American Stock Exchange and trading in securities generally on The American Stock Exchange shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The American Stock Exchange, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock; and

                  h. With respect to an Additional Closing Date,

                  (i) The Company shall give the Buyer five trading days notice of the fulfillment of the conditions necessary to close the purchase and sale of the Additional Preferred Stock (other than the determination of the Capitalization Rate which will be determined on the respective Closing Date for the trading days prior to the closing);

                  (ii) each of the Transaction Agreements shall continue to be in full force and effect and be applicable, to the extent relevant, to the Additional Preferred Stock and Warrants (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making a representation and warranty to such effect as of such date);

                  (iii) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date, except to the extent a representation or warranty relates to a particular date) and there shall have been no material adverse change to the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole from the Initial Closing Date through and including the Additional Closing Date (and the continued losses of the Company consistent with prior years is not deemed to be a material adverse change); (iv) the Company is in compliance its obligations of the material terms of the Transaction Agreements;

                  (v) the Company shall have timely issued all shares issuable upon conversion of the Preferred Stock or upon exercise of the Warrants prior to the date of such Additional Closing Date; and

                  (vi) the Company shall have available and shall reserve for issuance to Buyer at least two hundred (200%) of the number of Shares which would be issued on (x) conversion of all unconverted Initial Preferred Stock and all Additional Preferred Stock and (y) exercise of all unexercised Warrants; and

                  (vii) the Common Stock is listed on one of the following:
Amex, Nasdaq National Market, Nasdaq Smallcap Market or the New York Stock Exchange and the requisite Shareholder Approval and any other requirements of the Principal Market as set forth in Section 5(j) of the Certificate of Determination shall have been received.

                  i. With respect to the First Additional Closing only, the Capitalization Rate of the Company is equal to or exceeds $25,000,000 for the five trading days prior to the Issue Date of such shares.

                  j. With respect to the Second Additional Closing only, the Registration Statement shall have been declared effective and continue to be effective.

                  9. GOVERNING LAW:  MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Each party waives any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  10. NOTICES.

                  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable courier service which provides evidence of delivery with charges prepaid, (d) transmitted by hand delivery, or (e) by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or
(iii) if by facsimile, upon confirmation of receipt by the recipient or confirmation of transmission in another provided in this Section 10. The addresses for such communications shall be:

                           If to the Company:
                           -----------------

                                    3Dshopping.com
                                    308 Washington Boulevard
                                    Marina del Rey
                                    California 90292
                                    Attention: Howard Cohn
                                    Tel No.:    (310) 301-6733
                                    Fax No.:    (310) 301-6730

                           With a copy (which shall not constitute notice) to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, NY 10016
                                    Attention: David Alan Miller, Esq.
                                    Tel No.: (212)-818-8800
                                    Fax No.: (212)- 818-8881

                           If to Buyer:  At the address set forth on the
                                         signature page of this Agreement.


                           With a copy (which shall not constitute notice) to:

                                    Krieger & Prager, LLP
                                    39 Broadway, Suite 1440
                                    New York, New York 10006
                                    Attention: Samuel M. Krieger, Esq.
                                    Tel No.: (212) 363-2900
                                    Fax No: (212) 363-2999

                           Either party hereto may from time to time manner
change its address or facsimile number for notices under this Section 10 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein).

                  11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

STATED VALUE OF PREFERRED STOCK:          $
                                           --------------------------------

PURCHASE PRICE OF PREFERRED STOCK:        $
                                           --------------------------------



                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this day , 2000.

________________________________    _________________________________________
Address                             Printed Name of Subscriber

________________________________
                                    By: __________________________________
Telecopier No. _________________    (Signature of Authorized Person)

                                    _________________________________________
                                    Printed Name and Title
________________________________
Jurisdiction of Incorporation
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

3DSHOPPING.COM

By:_____________________________________


Title:__________________________________

Date:                            ,2000
      __________________________________

         ANNEX I           STATEMENT OF DESIGNATIONS

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          FORM OF WARRANT